UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2010, Amrep, Inc., a Delaware corporation (“Amrep”), Amrep IP Holdings, LLC, a Delaware limited liability company (“Amrep IP”), and Acuity Holdings, Inc., a Québec corporation (“Acuity”, and together with Amrep and Amrep IP, the “Buyers”), each a wholly-owned subsidiary of Zep Inc. (“Zep”), entered into a definitive agreement (the “Asset Purchase Agreement”) to acquire certain assets (the “Acquired Assets”) and assume certain liabilities (the “Assumed Liabilities”) of the business of Waterbury Companies, Inc., a Delaware corporation (“Waterbury”), Air Guard Control (Canada) Limited, a Canadian Federal corporation (“Air Guard Canada”), and Air Guard Control Corporation, a Delaware corporation (“Air Guard Control” and collectively with Waterbury and Air Guard Canada, the “Sellers”). The Sellers are engaged collectively in the business of developing, manufacturing, distributing, marketing and selling air hygiene and pest control delivery systems, including through automated dispensing of odor counteractants, insect control, waterless urinal technology, touchless bathroom facilities and other products.

Pursuant to the terms of the Asset Purchase Agreement, the purchase price consideration payable by the Buyers at closing is $66 million in cash, subject to a Net Working Capital Adjustment (as defined in the Asset Purchase Agreement). At the closing, the Sellers will fund $2 million of the cash portion of the purchase price into an escrow account, which account will serve as the first source of funds to satisfy the Sellers’ indemnification obligations (described below).

The Asset Purchase Agreement contains customary covenants, representations and warranties. In addition, the Sellers have agreed to indemnify the Buyers for, among other things, any breach or inaccuracy of any of the representations or warranties Sellers made in the Asset Purchase Agreement and for certain other breaches or failures to perform under the Asset Purchase Agreement, subject to the applicable survival period for such representations, warranties, covenants or other agreements set forth in the Asset Purchase Agreement. Under the Asset Purchase Agreement, indemnification by the Sellers is capped at $3,300,000, excluding indemnification for certain representations and warranties, breaches of covenants and excluded liabilities.

The transaction, which is expected to close during Zep’s 2011 first quarter, is subject to customary closing conditions, including, that the representations and warranties of the other party set forth in the Asset Purchase Agreement continue to be true, correct and complete as of the closing, the expiration of the Hart-Scott-Rodino pre-acquisition notification period and that each party has performed or complied with all required covenants and agreements contained in the Asset Purchase Agreement, such as the execution and delivery of the Escrow Agreement, execution and delivery of the Transition Services Agreement, and the receipt of certain consents.

Watco International Holdings Corp., a Delaware corporation (“Watco”), Wind Point Partners V, L.P., a Delaware limited partnership (“WPP V”), Wind Point Executive Advisor Partners, L.P., a Delaware limited partnership (“WPP EAP”), and Zep are also parties with respect to specific provisions under the Asset Purchase Agreement. Additionally, at Closing, Watco will deliver a guaranty, guarantying certain obligations of the Sellers under the purchase agreement, the Transition Services Agreement and certain other transaction agreements. Under the terms of the Asset Purchase Agreement, Zep has agreed to guarantee certain of the obligations of the Buyers under the Asset Purchase Agreement.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement and, as of the specified dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely upon the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Acquired Assets, Assumed Liabilities or the parties to the Asset Purchase Agreement (or any of their respective subsidiaries or affiliates). Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Zep’s public disclosures.

The foregoing description of the transaction contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On July 27, 2010, the Company issued a press release announcing its entry into the Asset Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of July 23, 2010, among Waterbury Companies, Inc., Air Guard Control (Canada) Limited, Air Guard Control Corporation and Amrep, Inc., Amrep IP Holdings, LLC, Acuity Holdings, Inc., and solely with respect to Section 5.9, Watco International Holdings Corp., Wind Point Partners V, L.P. and Wind Point Executive Advisor Partners, L.P. and, solely with respect to Section 10.4, Zep Inc.

99.1	Press Release dated July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc. (Registrant)

Date: July 27, 2010	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of July 23, 2010, among Waterbury Companies, Inc., Air Guard Control (Canada) Limited, Air Guard Control Corporation and Amrep, Inc., Amrep IP Holdings, LLP, Acuity Holdings, Inc., and solely with respect to Section 5.9, Watco International Holdings Corp., Wind Point Partners V, L.P. and Wind Point Executive Advisor Partners, L.P. and, solely with respect to Section 10.4, Zep Inc.

99.1	Press Release dated July 27, 2010.